UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2024

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

Sound Financial Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 29, 2024. Holders of record of the Company’s common stock at the close of business on March 28, 2024, were entitled to vote on four proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors
The Company’s shareholders approved the election of Debra Jones, Corissa B. Porcelli and Rogelio Riojas as directors of the Company, each for a term to expire in the year 2027.

	Debra Jones	Corissa B. Porcelli	Rogelio Riojas
For	1,738,879	1,905,277	1,743,294
Withheld	233,799	67,401	229,384
Broker Non-Vote	348,829	348,829	348,829
Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation
The Company’s shareholders approved the advisory (non-binding) vote on executive compensation.

Number of Votes
For	1,727,353
Against	96,175
Abstain	149,150
Broker Non-Votes	348,829
Proposal 3 - Advisory (Non-binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation
The Company’s shareholders approved holding the advisory (non-binding) vote on executive compensation annually.

Number of Votes
Every One Year	1,841,096
Every Two Years	5,706
Every Three Years	38,500
Abstain	87,376
Broker Non-Votes	348,829
Proposal 4 - Ratification of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Number of Votes
For	2,252,756
Against	68,694
Abstain	57

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: May 30, 2024	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO